Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

IGI LABORATORIES, INC.

PREFERRED STOCK PURCHASE WARRANT

Warrant No. A-__

[___________] shares

Original Issue Date: March 13, 2009

THIS CERTIFIES THAT, FOR VALUE RECEIVED, [_________] or its registered assigns (“Holder”) is entitled to purchase, on the terms and subject to the conditions set forth herein, at any time or from time to time during the Exercise Period (as defined below), but not thereafter, up to [______________] ([______]) shares of the Series B-2 Preferred Stock, $0.01 par value per share (the “Series B-2 Preferred Stock”), of IGI Laboratories, Inc., a Delaware corporation (the “Company”), at a price of $6,000.00 per share (the “Exercise Price”), such number of shares and Exercise Price being subject to adjustment pursuant to the terms set forth in Section 3 of this Warrant. Each share of Series B-2 Preferred Stock for which this Warrant is exercisable is a “Warrant Share” and all such shares are collectively referred to as the “Warrant Shares.” Holder and Issuer hereby agree that the stated value of this Warrant is $100.00.

Section 1.

Exercise Period; Exercise of Warrant.

(a)

This Warrant shall be exercisable, in whole or in part, during the term commencing on July 31, 2009 and ending at 5:00 p.m., Eastern Time, on July 31, 2013, or if such date is not a day on which the Company is open for business, then the next succeeding day on which the Company is open for business; provided, however, that if the convertible promissory note issued by the Company to Holder on the date hereof (the “Convertible Promissory Note”) converts into shares of Series B-1 Preferred Stock of the Company, $0.01 par value per share, in accordance with its terms, on or prior to July 31, 2009, this Warrant shall not become exercisable and shall be null and void for all purposes (the “Warrant Termination Event”). In the event of an Exit Event (as defined below) on or after August 1, 2009, and provided that the Warrant Termination Event has not occurred, then this Warrant shall become exercisable, in whole or in part, immediately prior to (and contingent upon) the consummation by the Company of such Exit Event; provided, however, that if this Warrant is not exercised in whole immediately prior to the consummation by the Company of such Exit Event, then immediately following the consummation by the Company of such Exit Event, this Warrant will not be exercisable and shall be null and void for all purposes. For purposes hereof, an “Exit Event” shall mean a Liquidation Event as such term is defined for purposes of Section 4 of the Certificate of Designation of the Relative Rights and Preferences of the Series B-1 Convertible Preferred Stock and Series B-2 Preferred Stock of the Company, as the same may be amended from time to time.

(b)

This Warrant may, at the option of Holder, be exercised in whole or in part from time to time during the exercise periods set forth in Section 1(a) by delivery to the Company at its principal office: (i) a written notice of such Holder’s election to exercise this Warrant (the “Exercise Notice”), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof; (ii) a check payable to the order of the Company and/or cancellation of indebtedness owed by the Company to Holder, in each case in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares specified in the Exercise Notice; and (iii) this Warrant (the items specified in (i), (ii), and (iii) are collectively the “Exercise Materials”).

(c)

As promptly as practicable, and in any event within five (5) business days after its receipt of the Exercise Materials, the Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Warrant Shares specified in the Exercise Notice, together with cash in lieu of any fraction of a share, and if this Warrant is partially exercised, a new warrant on the same terms for the unexercised balance of the Warrant Shares. The stock certificate or certificates shall be registered in the name of Holder or such other name or names as shall be designated in the Exercise Notice. The date on which the Warrant shall be deemed to have been exercised (the “Effective Date”), and the date the person in whose name any certificate evidencing the Warrant Shares issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Warrant Shares issued upon the exercise hereof, provided, however, that if the Exercise Materials are received by the Company on a date on which the transfer agent of the Company is closed, the Effective Date shall be the next succeeding date on which the transfer agent is open. In the event that this Warrant is exercised, in whole or in part, in connection with an Exit Event, the Effective Date shall be the date of the consummation by the Company of such Exit Event. All Warrant Shares will, upon issuance, be fully paid and nonassessable and free from all taxes, liens, and charges with respect thereto.

Section 2.

Net Exercise. In lieu of exercising this Warrant pursuant to Section 1(b), Holder may elect to receive, without payment by Holder of any additional consideration, shares of Series B-2 Preferred Stock equal to the value of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with an Exercise Notice, in which event the Company shall issue to Holder a number of shares of Series B-2 Preferred Stock computed using the following formula:

Y (A - B)

X=

A

Where:

X =

The number of shares of Series B-2 Preferred Stock to be

issued to Holder pursuant to this net exercise;

Y =

The number of Warrant Shares in respect of which the net

issue election is made;

A =

The fair market value of one (1) share of Series B-2

Preferred Stock at the time the net issue election is made;

and

B =

The Exercise Price (as adjusted to the date of the net

issuance)

For purposes of this Section 2, the fair market value of one (1) share of Series B-2 Preferred Stock as of a particular date shall be determined as follows: (i) if listed or quoted for trading on a securities market or exchange, the value shall be deemed to be the average closing price of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as jointly determined in good faith by Holder and the Company’s Board of Directors. If Holder and the Company’s Board of Directors are unable to reach such a determination, Holder and the Company’s Board of Directors shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by Holder and the Company.

Section 3.

Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Series B-2 Preferred Stock, by split-up or otherwise, or combine its Series B-2 Preferred Stock, or issue additional shares of its Series B-2 Preferred Stock or Common Stock as a dividend with respect to any shares of its Series B-2 Preferred Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Series B-2 Preferred Stock of the

Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 3(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series B-2 Preferred Stock as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number of shares of Series B-2 Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d)

No Impairment. The Company and Holder will not, by any voluntary action, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and Holder against impairment.

Section 4.

No Stockholder Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

Section 5.

Issuance of Warrant Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Series B-2 Preferred Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Warrant Shares specified herein.

Section 6.

Transfer of Securities.

(a)

This Warrant and the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws with respect to the transfer of such securities. Holder, by acceptance of this Warrant, agrees to be bound by the provisions this Section 6 and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Warrant or the

Warrant Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Warrant.

(b)

Each certificate for the Warrant Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Section 7.

Miscellaneous.

(a)

The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and Holder.

(b)

Notwithstanding any provision herein to the contrary, no portion of this Warrant may be transferred or assigned unless and until there is a simultaneous transfer or assignment of an equivalent portion of the Promissory Note (including any right to receive interest thereon) by the Holder to the same proposed transferee or assignee. For purposes of this Warrant, an “equivalent portion of the Promissory Note” shall mean the principal amount of the Promissory Note then convertible into the number of shares of Series B-1 Preferred Stock of the Company equal to the number of shares of Series B-2 Preferred Stock of the Company then subject to this Warrant or the portion of this Warrant that the Holder proposes to transfer or assign to the proposed transferee or assignee.

(c)

Except as otherwise provided herein, this Warrant and all rights hereunder are transferable by Holder in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

(d)

Notwithstanding any provision herein to the contrary, Holder may not exercise, sell, transfer, or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

(e)

Subject to Section 7(b), this Warrant may be divided into separate warrants covering one share of Series B-2 Preferred Stock or any whole multiple thereof, for the total number of shares of Series B-2 Preferred Stock then subject to this Warrant at any time, or from time to time, upon the request of the registered holder of this Warrant and the surrender of the same to the Company for such purpose. Such subdivided Warrants shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Warrant, except for any requested change in the name of the registered holder stated herein.

(f)

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a business day; (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified herein later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date; (c) the business day following the date of mailing, if sent by nationally recognized overnight courier service; (d) five (5) business days after mailing if sent by certified or registered mail; or (e) actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:

IGI Laboratories, Inc.
105 Lincoln Avenue
Buena, New Jersey 08310
Telephone No.: (856) 697-1441
Facsimile No.: (856) 697-1001
Attn.: Chief Executive Officer

With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103
Telephone: (215) 981-4193
Facsimile: (215) 981-4750
Attention: Brian M. Katz, Esq.

If to Holder:

c/o Signet Healthcare Partners, G.P.
Carnegie Hall Towers
152 West 57th Street, 19th Floor
New York, New York 10019
Telephone No.: (212) 419-3906
Facsimile No.: (212) 419-3956
Attn.: James C. Gale, Managing Director

With a copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022
Telephone No.: (212) 705-7492
Facsimile No.: (212) 702-3631
Attn: Shon E. Glusky, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(g)

In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(h)

The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(i)

This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder hereunder shall be governed, construed and interpreted in accordance with the internal Laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the Company and Holder (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Warrant; (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court; (c) waives any claim of inconvenient forum or other challenge to venue in such court; (d) agrees not to bring any action or proceeding arising out of or relating to this Warrant in any other court; and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Warrant. Each of the Company and Holder agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7(e), provided that nothing in this Section shall affect the right of a party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, has caused this Warrant to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

IGI LABORATORIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO PREFERRED STOCK PURCHASE WARRANT OF IGI LABORATORIES, INC.]

ASSIGNMENT

(To be Executed by Holder to effect a transfer of the foregoing Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto ______________________ the foregoing Warrant and the rights represented thereto to purchase shares of Series B-2 Preferred Stock, par value $0.01 per share, of IGI Laboratories, Inc. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ as attorney to transfer the said Warrant on the books of the Company, with full power of substitution.

HOLDER

Entity Name:
By:
Title:
Date:

Address:

EXERCISE NOTICE

[To be signed only upon exercise of Warrant]

To:

IGI LABORATORIES, INC.

The undersigned Holder of the attached Warrant hereby irrevocably elects to:

_________

(a) Purchase _________ shares of Series B-2 Preferred Stock, par value $0.01 per share, of IGI Laboratories, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this Notice;

OR

_________

(b) Exercise the attached Warrant for [all of the shares] [_______ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 2 of such Warrant.

The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is _______________________.

If electronic book entry transfer, complete the following:

Account Number: ______________________

Transaction Code Number: ______________

Dated: ___________________

HOLDER

Entity Name:
By:
Title:
Date:

Address: